Exhibit 10.12

ASSIGNMENT, AMENDMENT AND NOVATION AGREEMENT

This Assignment, Amendment and Novation Agreement (this “Novation Agreement”) made as of the 10th day of September, 2023 (“Effective Date”)

AMONG:

Yolanda Management Corporation, a British Virgin Islands business company with company number 1979089, having its registered office at Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola, British Virgin Islands (hereinafter referred to as “Assignor” or “Yolanda”)

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Blue Engine Management Corporation, a British Virgin Islands business company with company number 2058103, having its registered office at Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola, British Virgin Islands (hereinafter referred to as “Assignee” or “Blue Engine”)

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Giant Oak Acquisition Corporation, a British Virgin Islands business company with company number 1978664, having its registered office at Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola, British Virgin Islands (hereinafter referred to as the “Company”)

WHEREAS:

(A)	Assignor and Company are parties to that certain Securities Subscription Agreement (such agreement, together with all notices, certificates, instruments and other documents delivered or entered into in connection therewith, as amended, supplemented, restated or otherwise modified from time to time, are collectively referred to herein as the "Subscription Agreement") set out in Schedule "A" hereto;

(B)	On July 25, 2023, Assignor transferred 2,875,000 ordianry shares in Company to Assignee for a total consdieration of $1.00;

(C)	Assignor now wishes to assign to Assignee all of Assignor's right, interests, obligations and liabities in the Subscription Agreement;

(D)	Company is willing to consent to the conveyance recited above and to recognize and accept Assignee as a party to the Subscription Agreement in the place and stead of Assignor;

(E)	In connection with the above, Assignee wishes to surrender 1,150,000 ordinary shares to the Company for no consideration;

(F)	Assignor desires to be released and discharged from its obligations to Company under the Subscription Agreements and Company has agreed to release and discharge Assignor;

(G)	The Parties have agreed that as and from the Effective Date of this Novation Agreement, the Subscription Agreement shall be novated to Assignee so that from the Effective Date Blue Engine shall be bound by the terms of the Subscription Agreements in place of Yolanda and agrees to acknowledge and expressly assume in the name, place and stead of Yolanda all liabilities and obligations of Yolanda under the Subscription Agreement.

NOW THEREFORE in consideration of the premises hereto and the covenants and agreements hereinafter set forth and contained, the parties hereto covenant and agree as follows:

SECTION 1           NOVATION AND RELEASE

1.1	Assignment

1.1.1	Assignor hereby assigns, transfers, sets over and conveys unto Assignee, effective as of the 10th day of September , 2023 (hereinafter referred to as the "Effective Date"), all of Assignor's right, title and interest in and to the Subscription Agreement, to have and to hold the same for its sole use and benefit absolutely.

1.1.2	Assignee hereby accepts the assignment herein provided and covenants and agrees with Assignor and Company to assume as of the Effective Date, and thereupon and thereafter to be bound by and observe, carry out and perform and fulfill all of the covenants, conditions, obligations and liabilities of Assignor under the Subscription Agreement, to the same extent and with the same force and effect as though Assignee had been named a party to the Agreement as of the Effective Date in the place and stead of Assignor.

1.2	Novation

Company hereby consents to the assignment and accepts Assignee as a party to the Subscription Agreement, and hereby covenants and agrees that as of the Effective Date, Assignee shall be entitled to hold and enforce all of the benefits, rights and privileges of Assignor under the Agreement as if Assignee had been originally named as a party to the Agreement, and from and after the Effective Date, the Subscription Agreement shall continue in full force and effect with Assignee substituted as a party thereto in the place and stead of Assignor.

1.3	Release of Obligations of Assignor

As of and from the Effective Date, Company hereby expressly releases, relieves and discharges Assignor from all of its duties, obligations and liabilities arising out of or accruing under the Subscription Agreement; PROVIDED however that nothing herein contained shall be construed as a release of Assignor from any obligations or liability under the Agreement, which obligations or liability accrued prior to the Effective Date, saving and excepting only any obligation to give prior notice to Company of the proposed assignment by the Assignor to Assignee, and Company expressly consents to such assignment and waives any and all prior rights to consent to assignments or dispositions in respect of the Subscription Agreement.

SECTION 2           AMENDMENT TO THE SUBSCRIPTION AGREEMENT

2.1	Amendment

The Company and Blue Engine agree that:

(a)	the number of Shares referenced in the first paragraph of the Subscription Agreement should be reduced to 1,725,000 from 2,875,00; and

(b)	the number of Shares that are subject to the forfeiture provisions set out in Section 3 of the Subscription Agreement (being 375,000, as set out in Section 3.1 thereof) shall be reduced to 225,000.

2.2	Surrender

Blue Engine hereby irrevocably surrenders back to Company 1,150,000 ordinary shares of no par value each, all of which are fully paid, pursuant to section 59(1A) of the BVI Business Companies Act, 2004, and the Company agrees to update the register of members of the Company accordingly.

2.3	Subscription Agreement in Full Force and Effect.

Except as expressly amended by Section 2.1 of this Novation Agreement, this Novation Agreement shall not constitute a waiver or amendment of any term or condition of the Subscription Agreement, or the documents delivered pursuant thereto, and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects. Upon the execution hereof, this Novation Agreement and the Subscription Agreement shall constitute one agreement. On and after the date hereof, each reference in the Subscription Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Subscription Agreement, and each reference to the Subscription Agreement in any other agreements, documents or instruments executed and delivered pursuant to or in connection with the Subscription Agreement, shall be deemed to mean and be a reference to the Subscription Agreement as amended by this Novation Agreement. For the avoidance of doubt, references to the date of the Subscription Agreement, as amended by this Novation Agreement, shall in all instances continue to refer to January 14, 2022, and references to “the date hereof” and “the date of this Agreement” shall continue to refer to January 14, 2022.

SECTION 3           REPRESENTATIONS AND WARRANTIES OF YOLANDA AND BLUE ENGINE TO THE COMPANY

Yolanda and Blue Engine represent and warrant to the Company as follows:

3.1	Status

Yolanda and Blue Engine are BVI business companies duly incorporated and validly existing and are in good standing under the laws of the British Virgin Islands and are duly qualified to conduct their business in each jurisdiction where the nature and extent of their business and property require the same.

3.2	Authority

Yolanda and Blue Engine possess all requisite authority and power to execute, deliver and comply with the terms of this Novation Agreement. This Novation Agreement has been duly authorized by all necessary action, has been duly executed and delivered by Yolanda and Blue Engine and constitutes a valid and binding obligation of Yolanda and Blue Engine enforceable in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, moratorium, rearrangement, reorganization or similar legislation affecting the rights of creditors generally.

3.3	Right to Novate

Yolanda has the right to novate its rights and benefits under the Subscription Agreements to Blue Engine, free and clear of any charge, lien, pledge, security interest or direct or indirect participation interest in favour of any other person.

3.4	Non-Conflict

Neither the execution nor the performance of this Novation Agreement requires the approval of any governmental or regulatory agency having jurisdiction over Yolanda or Blue Engine, nor is this Novation Agreement in contravention of or in conflict with the articles, by-laws or resolutions of the directors or shareholders of Yolanda or Blue Engine, or, of the provisions of any agreement to which Yolanda or Blue Engine is a party, or by which any of the property of Yolanda or Blue Engine may be bound, or of any statute, regulation, by-law, ordinance or other law, or of any judgment, decree, award, ruling or order to which Yolanda or Blue Engine, or any of the property of Yolanda or Blue Engine, may be subject.

3.5	Representations and Warranties Repeated

Blue Engine hereby makes the same representations and warranties with respect to itself that Yolanda made with respect to itself in the Subscripton Agreement and Blue Engine represents and warrants to the Company that such representations and warranties are true and correct as of the Effective Date.

SECTION 4           REPRESENTATIONS AND WARRANTIES OF YOLANDA TO BLUE ENGINE

The Yolanda represents and warrants to Blue Engine that:

(a)	the representations and warranties of such Yolanda made in the Subscription Agreements are true and correct as of the Effective Date,

(b)	Yolanda possesses all requisite power and authority to execute, deliver and comply with the terms of this Novation Agreement, and

(c)	the novation hereunder has been duly authorized by all necessary action, has been duly executed and delivered by such Yolanda and constitutes a valid and binding obligation of such Yolanda enforceable in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, moratorium, rearrangement, reorganization or similar legislation affecting the rights of creditors generally.

SECTION 5             GENERAL

5.1	Severability

If any provision of this Novation Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Novation Agreement, the legality, validity and enforceability of the remaining provisions of this Novation Agreement shall not be affected thereby.

5.2	Multiple Counterparts

This Novation Agreement may be executed in a number of identical counterparts, each of which, for all purposes, is to be deemed to be an original, and all of which constitute, collectively, one agreement, but in making proof of this Novation Agreement, it shall not be necessary to produce or account for more than one such counterpart.

5.3	Notices

Any notice given hereunder, under any of the Agreements or pursuant to the provisions hereof or thereof shall be given in accordance with notice provisions of the Subscription Agreements, except that no notice is required to be delivered to Yolanda after the Effective Date. For the purposes of the notice provisions of the Subscription Agreements, address for notices or communications to Blue Engine shall be as follows:

Blue Engine Management Corporation

Ritter House

Wickhams Cay II

PO Box 3170

Road Town, Tortola, VG 1110

British Virgin Islands

Attention:

5.4	Governing Law

This Novation Agreement shall be interpreted, construed and governed by and in accordance with the laws of the State of New York without giving effect to its conflict of law principles.

5.5	Further Assurances

The Parties shall, with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Novation Agreement, and each party shall provide such further documents or instruments required by any other party as may be reasonably necessary or desirable to effect the purpose of this Novation Agreement and carry out its provisions.

IN WITNESS WHEREOF the parties hereto have executed and delivered this Agreement as of the date first above written.

Yolanda Management Corporation	Blue Engine Management Corporation

/s/ Lei Zhang	/s/ Changjiang Chi
By: Lei Zhang	By:Changjiang Chi
Its: Director	Its: Director
I have authority to bind the Corporation.	I have authority to bind the Corporation

Giant Oak Acquisition Corporation

/s/ Lei Zhang
By: Lei Zhang
Its: Chief Executive Officer
I have authority to bind the Corporation.

SCHEDULE “A”

Giant Oak Acquisition Corporation Ritter House

Wickhams Cay II

P.O. Box 3170 Road Town,

Tortola, VG 1110

British Virgin Islands

January 14, 2022

Yolanda Management Corporation

Ritter House

Wickhams Cay II

P.O. Box 3170

Road Town

Tortola

British Virgin Islands

RE:	Securities Subscription Agreement

Ladies and Gentlemen:

Giant Oak Acquisition Corporation, a British Virgin Islands business company (the “Company”), is pleased to accept the offer Yolanda Management Corporation, a British Virgin Islands business company (the “Subscriber” or “you”), has made to subscribe for and purchase 2,875,000 ordinary shares (the “Shares”),no par value per share (the “Ordinary Shares”), up to 375,000 of which are subject to complete or partial forfeiture by you if the underwriters of the Company’s initial public offering (“IPO”) of units (“Units”) do not fully exercise their over-allotment option (the “Over-allotment Option”). The terms (this “Agreement”) on which the Company is willing to sell the Shares to the Subscriber, and the Company and the Subscriber’s agreements regarding such Shares, are as follows:

1.	Purchase of Shares.

For the sum of $25,000 (the “Purchase Price”), which the Company acknowledges as having previously been received by it or on its behalf, in cash, in anticipation of the subscription for and issuance of the Shares, the Company hereby sells and issues the Shares to the Subscriber, and the Subscriber hereby subscribes for and purchases the Shares from the Company, subject to forfeiture, on the terms and subject to the conditions set forth in this Agreement. Concurrently with the Subscriber’s execution of this Agreement, the Company shall, at its option, deliver to the Subscriber a certificate registered in the Subscriber’s name representing the Shares (the “Original Certificate”) or effect such delivery in book-entry form. All references in this Agreement to shares of the Company being forfeited shall take effect as surrenders for no consideration of such shares as a matter of British Virgin Islands law.

It is further acknowledged and agreed that the parties hereto previously entered into subscription agreements on 22 March 2021 and 8 April 2021 in respect of the issuance of, respectively, 1,437,000 and 1,265,000 ordinary shares in the Company (the Previous Agreements), however it has since been agreed that the Previous Agreements and the subscription and issuance of shares made or to be made pursuant to them be terminated and reversed in favour of the revised terms of this Agreement, such that this Agreement shall operate to terminate those Previous Agreements except in relation to any provisions in the Previous Agreements terminating any previous subscription agreement, and any and all shares issuances thereunder, which provisions (the Termination Provisions) shall remain effective, and this Agreement shall replace those Previous Agreements other than the Termination Provisions, and any shares already issued pursuant to that Previous Agreement shall be simultaneously with the issue of the Shares hereunder be surrendered for nil consideration for cancellation and any part of any price or other consideration paid in respect of the issuance of those shares shall be deemed to now be applied as payment of the Purchase Price hereunder. The parties hereby confirm their agreement to the matters stated in this paragraph and also acknowledge and confirm again the termination of the subscription agreements between them dated 13 March 2021 and 8 April 2021 and the cancellation of any share issuance thereunder pursuant to the Previous Agreements.

2.	Representations, Warranties and Agreements.

2.1            Subscriber’s Representations, Warranties and Agreements. To induce the Company to issue the Shares to the Subscriber, the Subscriber hereby represents and warrants to the Company and agrees with the Company as follows:

2.1.1            No Government Recommendation or Approval. The Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Shares.

2.1.2            No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the formation and governing documents of the Subscriber, (ii) any agreement, indenture or instrument to which the Subscriber is a party or (iii) any law, statute, rule or regulation to which the Subscriber is subject, or any agreement, order, judgment or decree to which the Subscriber is subject.

2.1.3            Organization and Authority. The Subscriber is a British Virgin Islands business company, validly existing and in good standing under the laws of the British Virgin Islands and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement. Upon execution and delivery by you, this Agreement is a legal, valid and binding agreement of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.1.4            Experience, Financial Capability and Suitability. Subscriber is: (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Shares and (ii) able to bear the economic risk of its investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act (as defined below) and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Subscriber is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Subscriber must bear the economic risk of this investment until the Shares are sold pursuant to: (i) an effective registration statement under the Securities Act or (ii) an exemption from registration available with respect to such sale. Subscriber is able to bear the economic risks of an investment in the Shares and to afford a complete loss of Subscriber’s investment in the Shares.

2.1.5            Access to Information; Independent Investigation. Prior to the execution of this Agreement, the Subscriber has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, Subscriber has relied solely on Subscriber’s own knowledge and understanding of the Company and its business based upon Subscriber’s own due diligence investigation and the information furnished pursuant to this paragraph. Subscriber understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section 2 and Subscriber has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations and/or its prospects.

2.1.6            Private Offering. The Subscriber represents that it is (a) an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) or (b) not a “U.S. Person” as defined in Rule 902 of Regulation S (“Regulation S”) under the Securities Act. Subscriber acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption to “Accredited Investors” within the meaning of Section 501(a) of Regulation D under the Securities Act or similar exemptions under state law or to a non-U.S. Person under Regulation S. Accordingly, the Shares will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and therefore may not be offered, pledged or sold by Subscriber, directly or indirectly, in the United States without registration under United States federal and state securities laws or an exemption therefrom and Subscriber understands the certificates representing the Shares will contain a legend in respect of such restrictions. The Subscriber did not decide to enter into the Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act or as a result of any “directed selling efforts” within the meaning of Rule 902 under Regulation S.

2.1.7            Investment Purposes. The Subscriber is purchasing the Shares solely for investment purposes, for the Subscriber’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof. The Subscriber did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

2.1.8            Restrictions on Transfer; Shell Company. The Subscriber understands the Shares are being offered in a transaction not involving a public offering within the meaning of the Securities Act. The Shares have not been registered under the Securities Act, and, if in the future the Subscriber decides to offer, resell, pledge or otherwise transfer the Shares, such Shares may be offered, resold, pledged or otherwise transferred only (A) in accordance with the provisions of Regulation S (Rule 901 through 905), (B) pursuant to a registration under the Securities Act, or (C) pursuant to an available exemption from registration. Absent registration or an exemption, the Subscriber agrees not to resell the Shares. Subscriber further acknowledges that because the Company is a shell company and Rule 144 may not be available to the Subscriber for the resale of the Shares until one year following the consummation of a business combination despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.1.9            No Governmental Consents. No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of Subscriber in connection with the transactions contemplated by this Agreement.

2.2            Company’s Representations, Warranties and Agreements. To induce the Subscriber to purchase the Shares, the Company hereby represents and warrants to the Subscriber and agrees with the Subscriber as follows:

2.2.1            Organization and Corporate Power. The Company is a Cayman Islands exempted company and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

2.2.2            No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Memorandum and Articles of Association of the Company, (ii) any agreement, indenture or instrument to which the Company is a party or (iii) any law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject.

2.2.3            Title to Shares. Upon issuance in accordance with, and payment pursuant to, the terms hereof, and registration on the register of members of the Company, the Shares will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof the Subscriber will have or receive good title to the Shares, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions hereunder and under the other agreements to which the Shares may be subject, (b) transfer restrictions under federal and state securities laws, and (c) liens, claims or encumbrances imposed due to the actions of the Subscriber.

2.2.4            No Adverse Actions. There are no actions, suits, investigations or proceedings pending, threatened against or affecting the Company which: (i) seek to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) question the validity or legality of any transactions or seeks to recover damages or to obtain other relief in connection with any transactions.

3.	Forfeiture of Shares.

3.1            Partial or No Exercise of the Over-allotment Option. In the event the Over-allotment Option granted to the underwriters of the IPO is not exercised in full, the Subscriber acknowledges and agrees that it (and, if applicable, any transferee of Shares) shall forfeit any and all rights to such number of Shares (up to an aggregate of 375,000 Shares and pro rata based upon the percentage of the Over-allotment Option exercised) such that immediately following such forfeiture, the Subscriber (and any such transferees) will own an aggregate number of Shares (not including Ordinary Shares underlying the private placement units to be issued to the Subscriber or Ordinary Shares issuable upon exercise of any warrants or any securities purchased by Subscriber in the IPO or in the aftermarket) equal to 20% of the issued and outstanding Ordinary Shares immediately following the IPO.

3.2            Termination of Rights as Shareholder. If any of the Shares are forfeited in accordance with this Section 3, then after such time the Subscriber (or successor in interest), shall no longer have any rights as a holder of such forfeited Shares, and the Company shall take such action as is appropriate to redeem or receive the surrender and cancel such forfeited Shares, which may include by way of the compulsory redemption and cancellation of such Shares for nil consideration. In addition, the Subscriber hereby irrevocably agrees to the surrender of the forfeited shares in such circumstances and grants the Company a limited power of attorney for the purpose of effectuating the foregoing and agrees to take any and all action reasonably requested by the Company necessary to effect any adjustment in this Section 3 (including any such redemption as is referred to herein above).

3.3            Share Certificates. In the event an adjustment to the Original Certificate, if any, is required pursuant to this Section 3, then the Subscriber shall return such Original Certificate to the Company or its designated agent as soon as practicable upon its receipt of notice from the Company advising Subscriber of such adjustment, following which a new certificate (the “New Certificate”), if any, shall be issued in such amount representing the adjusted number of Shares held by the Subscriber. The New Certificate, if any, shall be returned to the Subscriber as soon as practicable. Any such adjustment for any uncertificated securities held by the Subscriber shall be made in book-entry form.

4.	Waiver of Liquidation Distributions; Redemption Rights.

In connection with the Shares purchased pursuant to this Agreement, the Subscriber hereby waives any and all right, title, interest or claim of any kind in or to any distributions by the Company from the trust account which will be established for the benefit of the Company’s public shareholders and into which substantially all of the proceeds of the IPO will be deposited (the “Trust Account”), in the event of a liquidation of the Company upon the Company’s failure to timely complete an initial business combination. For purposes of clarity, in the event the Subscriber purchases securities in the IPO or in the aftermarket, any Ordinary Shares so purchased shall be eligible to receive any liquidating distributions by the Company. However, in no event will the Subscriber have the right to redeem any Ordinary Shares held by it into funds held in the Trust Account upon the successful completion of an initial business combination.

5.	Restrictions on Transfer.

5.1            Securities Law Restrictions. In addition to any restrictions to be contained in that certain letter agreement (commonly known as an “Insider Letter”) dated on or prior to the closing of the IPO by and between Subscriber and the Company, Subscriber agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Shares unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Shares proposed to be transferred shall then be effective or (b) the Company has received an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the Securities and Exchange Commission thereunder and with all applicable state securities laws.

5.2            Lock-up. Subscriber acknowledges that the Shares will be subject to lock-up provisions (the “Lock-up”) contained in the Insider Letter. Pursuant to the Insider Letter, Subscriber will agree (subject to certain exceptions) not to sell, transfer, pledge, hypothecate or otherwise dispose of (i) 50% of the Shares until the earlier to occur of: (A) six months after the completion of the Company’s initial business combination or (B) the date on which the last sale price of the Ordinary Shares equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial business combination and (ii) the remaining 50% of the Shares until six months after the completion of the Company’s initial business combination. Notwithstanding the foregoing, the aforesaid restrictions shall lapse if, subsequent to the consummation of the Company’s initial business combination, the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property.

5.3            Restrictive Legends. All certificates representing the Shares shall have endorsed thereon legends substantially as follows:

“THESE SECURITIES (i) HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT, (B) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO THE RESALE LIMITATIONS SET FORTH IN RULE 905 OF REGULATIONS S UNDER THE SECURITIES ACT, (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP.”

5.4            Additional Shares or Substituted Securities. In the event of the declaration of a share dividend, the declaration of an extraordinary dividend payable in a form other than Shares, a spin-off, a share split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding Ordinary Shares without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Shares subject to this Section 5 or into which such Shares thereby become convertible shall immediately be subject to this Section 5 and Section 3. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number of Ordinary Shares subject to this Section 5 and Section 3.

5.5            Registration Rights. Subscriber acknowledges that the Shares are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after certain conditions are met or they are registered pursuant to a registration rights agreement to be entered into with the Company prior to the closing of the IPO (the “Registration Rights Agreement”).

6.	Other Agreements.

6.1            Further Assurances. Subscriber agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

6.2            Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

6.3            Entire Agreement. This Agreement, together with that certain Insider Letter to be entered into between Subscriber and the Company and the Registration Rights Agreement, each substantially in the form to be filed as an exhibit to the Registration Statement, embodies the entire agreement and understanding between the Subscriber and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof.

6.4            Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

6.5            Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

6.6            Assignment. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

6.7            Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

6.8            Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

6.9            Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

6.10          No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.11          Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

6.12          No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

6.13          Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.14          Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.15          Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

6.16          Mutual Drafting. This Agreement is the joint product of the Subscriber and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

7.	Voting and Tender of Shares.

Subscriber agrees to vote the Shares in favor of an initial business combination that the Company negotiates and submits for approval to the Company’s shareholders and shall not seek redemption with respect to any of the Shares. Additionally, the Subscriber agrees not to tender any Shares in connection with a tender offer presented to the Company’s shareholders in connection with an initial business combination negotiated by the Company.

8.	Indemnification.

Each party shall indemnify the other against any loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement in this Agreement.

[Signature Page Follows]

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of the Agreement and return it to us.

Very truly yours,

Giant Oak Acquisition Corporation

By:
Name: Yanming Liu
Title: Chief Executive Officer

Yolanda Management Corporation

By:
Name: Yanming Liu Title: Director

[Signature page to Subscription Agreement]